EXHIBIT (n)

Consent of Independent Registered Public Accounting Firm

Consent of Independent Registered Public Accounting Firm

To be provided at time of filing

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm in the Supplement to the Prospectus and the use of our reports: (1) dated March 13, 2007, with respect to the statutory-basis financial statements and schedules of Monumental Life Insurance Company, (2) dated March 13, 2007, with respect to the statutory-basis financial statements and schedules of Peoples Benefit Life Insurance Company, and (3) dated March 15, 2007, with respect to the financial statements of the Peoples Benefit Life Insurance Company Separate Account I (now known as Separate Account VL E) included in the initial Registration Statement (Form S-6 No. 811-06564) under the Securities Act of 1933 and related Prospectus of Pacer Choice Variable Life Account.

/s/ Ernst & Young LLP

Des Moines, Iowa

September 24, 2007